UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2005

OPSWARE INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-32377	94-3340178
(Commission File Number)	(IRS Employer Identification No.)

599 N. Mathilda Avenue, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 744-7300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 3, 2005, Opsware Inc., a Delaware corporation (“Opsware”) completed the acquisition of all of the outstanding shares of Rendition Networks, Inc., a Delaware corporation (“Rendition”) pursuant to an Agreement and Plan of Reorganization dated December 1, 2004 (the “Agreement”). Rendition is a provider of network device automation software.

The transaction is valued at approximately $30 million in Opsware cash and stock, consisting of $15 million in cash and approximately 2.68 million shares of Opsware common stock. In addition, Rendition’s stockholders received a dividend from Rendition’s existing cash of approximately $6 million at closing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements of Rendition required by this item shall be filed for the periods specified in Rule 3-05(b) of Regulation S-X by amendment to this Form 8-K within 71 calendar days of the date of this report.

(b)	Pro Forma Financial Information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X shall be filed by amendment to this Form 8-K within 71 calendar days of the date of this report.

(c)	Exhibits.

2.01	Agreement and Plan of Reorganization, dated as of December 1, 2004, by and among Opsware, Rendition, RN1 Acquisition Corp., RN2 Acquisition LLC and Cameron Myhrvold (the “Agreement”)

2.02	Amendment No. 1 to the Agreement, dated as of February 3, 2005, by and among Opsware, Rendition, RN1 Acquisition Corp., RN2 Acquisition LLC and Cameron Myhrvold

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2005	OPSWARE INC.

	By:	/s/ Sharlene P. Abrams
Sharlene P. Abrams
Chief Financial Officer
(Duly Authorized Officer and Principal
Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
2.01	Agreement and Plan of Reorganization, dated as of December 1, 2004, by and among Opsware, Rendition, RN1 Acquisition Corp., RN2 Acquisition LLC and Cameron Myhrvold (the “Agreement”)

2.02	Amendment No. 1 to the Agreement, dated as of February 3, 2005, by and among Opsware, Rendition, RN1 Acquisition Corp., RN2 Acquisition LLC and Cameron Myhrvold